                                                               EXHIBIT (a)(1)(K)

                          Offer to Purchase for Cash
              Up to 9,302,326 Shares of Its Class B Common Stock
          (Including the Associated Preferred Stock Purchase Rights)

                  At a Purchase Price Not Greater Than $21.50

                        Nor Less Than $18.50 Per Share

                                      by

                      Security Capital Group Incorporated

                                                                 March 19, 2001

To Our Clients:

  Enclosed for your consideration are the offer to purchase, dated March 19, 2001 (the "Offer to Purchase"), and the related letter of transmittal (the "Letter of Transmittal"), which, as amended and supplemented from time to time, together constitute the tender offer (the "Offer"), in connection with the tender offer by Security Capital Group Incorporated, a Maryland corporation ("Security Capital"), to purchase up to 9,302,326 shares of its Class B common stock, par value $.01 per share (including the associated preferred stock purchase rights issued under the Rights Agreement, dated as of April 21, 1997, between Security Capital and The First National Bank of Boston, as Rights Agent, the "Class B Shares") at prices, net to the seller in cash, without interest, not greater than $21.50 nor less than $18.50 per Share, specified by tendering stockholders, upon the terms and subject to the conditions set forth in the Offer. Unless the associated preferred stock purchase rights are redeemed prior to the expiration of the Offer, a tender of Class B Shares will also constitute a tender of the associated preferred stock purchase rights.

  Security Capital will, upon the terms and subject to the conditions of the Offer, determine a single per Share price, not greater than $21.50 nor less than $18.50 per Share (the "Purchase Price"), that it will pay for Class B Shares properly tendered and not properly withdrawn under the Offer, taking into account the number of Class B Shares so tendered and the prices specified by tendering stockholders. Security Capital will select the lowest Purchase Price that will allow it to purchase 9,302,326 Class B Shares, or such fewer number of Class B Shares as are properly tendered and not properly withdrawn, at prices not greater than $21.50 nor less than $18.50 per Class B Share, under the Offer. All Class B Shares properly tendered prior to the "expiration date" (as defined in Section 1 of the Offer to Purchase) at prices at or below the Purchase Price and not properly withdrawn will be purchased at the Purchase Price, net to the seller in cash, without interest, upon the terms and subject to the conditions of the Offer, including the odd lot and proration provisions. Security Capital will return as promptly as practicable after the expiration date all Class B Shares, including Class B Shares tendered at prices greater than the Purchase Price and Class B Shares not purchased because of proration. Security Capital reserves the right, in its sole discretion, to purchase more than 9,302,326 Class B Shares under the Offer in accordance with applicable law.
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  If, prior to the expiration date, more than 9,302,326 Class B Shares, or such greater number of Class B Shares as Security Capital may elect to purchase, are properly tendered and not withdrawn, Security Capital will, upon the terms and subject to the conditions of the Offer, accept Class B Shares for purchase first from "odd lot holders" (as defined in Section 1 of the Offer to Purchase) who properly tender their Class B Shares at or below the Purchase Price and then on a pro rata basis from all other stockholders whose Class B Shares are properly tendered at or below the Purchase Price and not properly withdrawn.

  Holders of shares of Security Capital's Class A Common Stock, par value $.01 per share (the "Class A Shares") may participate in the Offer by converting their Class A Shares into Class B Shares and tendering the Class B Shares as described in the Offer to Purchase. Holders of Class A Shares that desire to tender Class B Shares but do not wish to convert their Class A Shares until after Security Capital has decided to accept the Class B Shares for purchase may do so by surrendering the Class A Shares to EquiServe with instructions to tender the Class B Shares issuable upon conversion in accordance with the Letter of Transmittal for Class B Shares and convert Class A Shares if and only to the extent that the Class B Shares issuable upon conversion are accepted for purchase by Security Capital. In order to conditionally convert Class A Shares, the holder must deliver to EquiServe:

  . confirmation of book-entry transfer of Class A Shares to be converted to EquiServe;

  . the Conditional Notice of Conversion (enclosed herewith) for the Class A Shares to be converted; and

  .  the Letter of Transmittal for the Class B Shares to be tendered.

  Holders may indicate on the Conditional Notice of Conversion that if proration of tendered Class B Shares is required, EquiServe should convert only such number of Class A Shares as necessary to tender the number of Class B Shares accepted for purchase by Security Capital giving effect to the proration. For purposes of determining the proration factor, as described in
Section 1 of the Offer to Purchase, each holder of Class A Shares will be treated on an as converted basis.

  We are the owner of record of Class A Shares held for your account. As such, we are the only ones who can submit your Class A Shares for conversion into Class B Shares. We are sending you the Conditional Notice of Conversion of Class A Shares and the Letter of Transmittal for Class B Shares for your information only; you cannot use them to convert Class A Shares we hold for your account and tender the Class B Shares received upon conversion.

  Please instruct us as to whether you wish us to submit for conversion any or all of the Class A Shares we hold for your account and tender the Class B Shares received upon conversion on the terms and subject to the conditions of the Offer.

  We call your attention to the following:

      1. You may tender Class B Shares at prices not greater than $21.50 nor less than $18.50 per Share as indicated in the attached instruction form, net to you in cash, without interest.

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      2. The Offer is not conditioned upon any minimum number of Class B
  Shares being tendered. The Offer is, however, subject to certain other conditions set forth in Section 6 of the Offer to Purchase.

      3. The Offer, proration period and withdrawal rights will expire at 12:00 Midnight, New York City time, on Tuesday, April 17, 2001, unless Security Capital extends the Offer.

      4. The Offer is for 9,302,326 Class B Shares, constituting approximately 9.4% of the Class B Shares outstanding as of March 9, 2001.

      5. Tendering stockholders who are registered stockholders or who tender their Class B Shares directly to EquiServe will not be obligated to pay any brokerage commissions or fees, solicitation fees, or, except as set forth in the Offer to Purchase and the Letter of Transmittal, stock transfer taxes on Security Capital's purchase of Class B Shares under the Offer.

      6. If the Class A Shares you wish to convert are convertible into an aggregate of fewer than 100 Class B Shares, and you instruct us to tender on your behalf all such Class B Shares at or below the Purchase Price before the expiration date and check the box captioned "Odd Lots" in the attached instruction form, Security Capital, upon the terms and subject to the conditions of the Offer, will accept all such Class B Shares for purchase before proration, if any, of the purchase of other Class B Shares properly tendered at or below the Purchase Price and not properly withdrawn.

      7. If you wish to tender portions of the Class B Shares received upon conversion of your Class A Shares at different prices, you must complete a separate instruction form for each price at which you wish to tender each such portion of your Class B Shares. We must submit separate letters of transmittal on your behalf for each price you will accept.

      8. If Security Capital does not accept for payment the Class B Shares received upon conversion of the Class A Shares submitted for conversion by you, the Class A Shares will be returned to your account, unless you indicate otherwise. If Security Capital accepts the Class B Shares subject to proration, you may indicate whether Security Capital should convert only such number of Class A Shares as necessary to tender the number of Class B Shares accepted by Security Capital giving effect to the proration.

      9. The Board of Directors of Security Capital has approved the Offer. However, neither Security Capital nor its Board of Directors makes any recommendation to stockholders as to whether to convert their Class A Shares or tender or refrain from tendering their Class B Shares or as to the price or prices at which stockholders may choose to tender their Class B Shares. Stockholders must make their own decision as to whether to convert their Class A Shares or tender their Class B Shares and, if so, how many Class B Shares to tender and the price or prices at which such Class B Shares should be tendered. Security Capital's directors and executive officers have advised Security Capital that they do not intend to tender any Class B Shares in the Offer.

  If you wish to have us submit for conversion any or all of your Class A Shares and tender the Class B Shares received upon conversion, please so instruct us by completing, executing, detaching and returning to us the attached instruction form. If you authorize us to submit your Class A Shares for conversion and tender the Class B Shares received upon conversion, we will submit for conversion all such Class A Shares and submit for tender all such Class B Shares received upon conversion unless you specify otherwise on the attached instruction form.

  Your instruction form should be forwarded to us in ample time to permit us to submit a tender on your behalf before the expiration date of the Offer. The Offer, proration period and withdrawal rights will expire at 12:00 Midnight, New York City time, on Tuesday, April 17, 2001, unless Security Capital extends the Offer.

    As described in the Offer to Purchase, if more than 9,302,326 Class B Shares, or such greater number of Class B Shares as Security Capital may elect to purchase in accordance with applicable law, are properly tendered at or below the Purchase Price and not properly withdrawn before the expiration date, Security Capital will accept Class B Shares for purchase at the Purchase Price in the following order of priority:

      (a) all Class B Shares properly tendered at or below the Purchase Price and not properly withdrawn before the expiration date by any odd lot holder who:

         (1) tenders all Class B Shares owned beneficially or of record by such odd lot holder at or below the Purchase Price (partial tenders will not qualify for this preference); and

         (2) completes the section captioned "Odd Lots" on the Letter of Transmittal and, if applicable, on the notice of guaranteed delivery; and

      (b) after purchase of all of the foregoing Class B Shares, all other Class B Shares properly tendered at or below the Purchase Price and not properly withdrawn before the expiration date on a pro rata basis, if necessary, with adjustments to avoid purchases of fractional Class B Shares, as provided in the Offer to Purchase.

  The Offer is being made solely under the Offer to Purchase and the related Letter of Transmittal for Class B Shares and is being made to all record holders of Class B Shares. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Class B Shares residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

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                       Instruction Form With Respect To
                          Offer to Purchase for Cash
                         Up to 9,302,326 Shares of its
                             Class B Common Stock
          (Including the Associated Preferred Stock Purchase Rights)

                  At a Purchase Price Not Greater Than $21.50
                        Nor Less than $18.50 Per Share

                                      by

                      Security Capital Group Incorporated

    The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated March 19, 2001 (the "Offer to Purchase"), and the related letter of transmittal (the "Letter of Transmittal"), which, as may be amended and supplemented from time to time, together constitute the tender offer (the "Offer") in connection with the tender offer by Security Capital Group Incorporated, a Maryland corporation ("Security Capital"), to purchase up to 9,302,326 shares of its Class B common stock, par value $.01 per share (including the associated preferred stock purchase rights issued under the Rights Agreement, dated as of April 21, 1997, between Security Capital and The First National Bank of Boston, as Rights Agent, the "Class B Shares") at prices, net to the seller in cash, without interest, not greater than $21.50 nor less than $18.50 per Share, specified by the undersigned, upon the terms and subject to the conditions of the Offer. Unless the associated preferred stock purchase rights are redeemed prior to the expiration of the offer, a tender of Class B Shares will also constitute a tender of the associated preferred stock purchase rights.

    The undersigned understands that Security Capital will, upon the terms and subject to the conditions of the Offer, determine a single per Share price not greater than $21.50 nor less than $18.50 per Share (the "Purchase Price") that it will pay for the Class B Shares properly tendered and not properly withdrawn under the Offer taking into account the number of Class B Shares so tendered and the prices specified by tendering stockholders. Security Capital will select the lowest Purchase Price that will allow it to purchase 9,302,326 Class B Shares, or such fewer number of Class B Shares as are properly tendered and not properly withdrawn, at prices not greater than $21.50 nor less than $18.50 per Share under the Offer. All Class B Shares properly tendered prior to the expiration date at prices at or below the Purchase Price and not properly withdrawn will be purchased at the Purchase Price, net to the seller in cash, without interest, upon the terms and subject to the conditions of the Offer, including the odd lot and proration provisions described in the Offer to Purchase. Security Capital will return as promptly as practicable all other Class B Shares, including Class B Shares tendered at prices in excess of the Purchase Price and Class B Shares not purchased because of proration.

    The undersigned hereby instruct(s) you to submit for conversion the number of Class A Shares indicated below or, if no number is indicated, all Class A Shares you hold for the account of the undersigned, and to tender all such Class B Shares received upon conversion at the price per Share indicated below, under the terms and subject to the conditions of the Offer.

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

    Aggregate number of Class A Shares to be surrendered for conversion for the account of the undersigned:

                                      Class A Shares

                            OPTION TO RETURN SHARES

    In the event that Security Capital accepts the Class B Shares tendered on your behalf subject to proration, the undersigned instructs us to direct EquiServe to (check one box):

[_] Convert all of the Class A Shares designated above and return the Class B
    Shares that are not accepted for purchase by Security Capital to the account of the undersigned.

[_] Convert only that number of Class A Shares designated above as necessary to tender the number of Class B shares accepted by Security Capital after giving effect to the proration and return the unconverted Class A Shares to the account of the undersigned.

                                   ODD LOTS

[_] By checking this box, the undersigned represents that the undersigned will own beneficially or of record an aggregate of fewer than 100 Class B Shares upon conversion of the number of Class A Shares designated above and is instructing the holder to tender all such Class B Shares.

                                PURCHASE PRICE

    The undersigned is tendering Class B Shares either (check one box):

[_] at the Purchase Price, as the same shall be determined by Security Capital in accordance with the terms of the Offer (persons checking this box should check Box B on the next page), or

[_] at the price per Class B Share indicated in Box "A" on the next page, "Price (in Dollars) Per Share at Which Class B Shares Are Being Tendered."



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

                                     BOX A

           Class B Shares Tendered at Price Determined by Stockholder

     By checking one of the following boxes below instead of Box B, "Class B Shares Tendered at Price Determined Under the Tender Offer," the undersigned hereby tenders the Class B Shares received upon conversion of Class A Shares at the price checked. This action could result in none of the Class B Shares being purchased if the Purchase Price determined by Security Capital for the Class B Shares is less than the price checked below. A stockholder who desires to tender Class B Shares at more than one price must complete a separate Letter of Transmittal for each price at which Class B Shares are tendered.

    Price (in Dollars) Per Share at Which Class B Shares Are Being Tendered

  [_]       $18.50         [_]         $19.30         [_]         $20.10         [_]         $20.90
  [_]       $18.60         [_]         $19.40         [_]         $20.20         [_]         $21.00
  [_]       $18.70         [_]         $19.50         [_]         $20.30         [_]         $21.10
  [_]       $18.80         [_]         $19.60         [_]         $20.40         [_]         $21.20
  [_]       $18.90         [_]         $19.70         [_]         $20.50         [_]         $21.30
  [_]       $19.00         [_]         $19.80         [_]         $20.60         [_]         $21.40
  [_]       $19.10         [_]         $19.90         [_]         $20.70         [_]         $21.50
  [_]       $19.20         [_]         $20.00         [_]         $20.80

     Check only one box above or, alternatively, check the box below under Box B, "Class B Shares Tendered at Prices Determined Under the Tender Offer." If you check more than one box above, you will not have validly tendered the Class B Shares.

                                     BOX B

       Class B Shares Tendered at Price Determined Under the Tender Offer

  [_] The undersigned wants to maximize the chance of having Security
      Capital purchase all of the Class B Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this box instead of one of the price boxes in Box A, the undersigned hereby tenders Class B Shares and is willing to accept the Purchase Price determined by Security Capital in accordance with the terms of the Offer. This action could result in receiving a price per Share as low as $18.50.

             You WILL NOT have validly tendered your Class B Shares
            unless you check ONE AND ONLY ONE BOX IN BOX A OR BOX B

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

    The method of delivery of this document is at the option and risk of the tendering stockholder. If delivery is by mail, registered mail with return receipt requested, properly insured, is requested. In all cases, sufficient time should be allowed to assure delivery.

                                 SIGNATURE BOX

 Signature(s)
 _____________________________________________________________________________
 _____________________________________________________________________________
 Dated _________________________________________________________________, 2001
 Name(s) and address(es)
 _____________________________________________________________________________
 _____________________________________________________________________________
                                (PLEASE PRINT)
 Area code and telephone number ______________________________________________
 Taxpayer Identification or Social Security Number ___________________________

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